SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: December 15, 1999 Date of earliest event reported: December 15, 1999

PFIZER INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3619 (Commission File Number)	13-5315170 (I.R.S. Employer Identification No.)

235 East 42nd Street New York, New York (Address of principal executive offices)		10017 (Zip Code)

Registrant's telephone number, including area code: (212) 573-2323

Item 5. Other Events

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of an advertisement published by Pfizer Inc. on December 15, 1999 discussing its proposed merger with Warner-Lambert Company which appeared in major news publications, including The New York Times and The Wall Street Journal.

This Current Report on Form 8-K contains or incorporates by reference forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Pfizer with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in any forward-looking statements.

Item 7(c). Exhibits

99.1	Advertisement of Pfizer Inc. published on December 15, 1999.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

Dated: December 15, 1999	By: /s/ MARGARET M. FORAN Name: Margaret M. Foran Title: Vice President - Corporate Governance

Index to Exhibits

99.1	Advertisement of Pfizer Inc. published on December 15, 1999.